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Exhibit 4.13

NUMBER 1	SHARES 3,300,000

iStar Financial Inc.
Series H Variable Rate
Preferred Stock,
Par Value $0.001

        This Certifies that Bear, Stearns & Co. Inc. is the owner of Three Million, Three Hundred Thousand fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

        In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated January 22, 2004

/s/ CATHERINE RICE Chief Executive Officer	/s/ JAY SUGARMAN Chief Financial Officer

        The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under the Act or, except as otherwise permitted pursuant to Rule 144 under the Act or another exemption from registration under the Act and an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required.

        The securities represented by this certificate are subject to certain restrictions against transfer contained in the issuer's Charter, as in effect from time to time. A copy of the Charter is available for inspection, without charge, at the office of the issuer.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE COMPANY, NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF 9.8% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY) OF THE NUMBER OR VALUE OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY (UNLESS SUCH PERSON IS AN EXISTING HOLDER). ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE FURNISHED TO EACH SHAREHOLDER ON REQUEST AND WITHOUT CHARGE. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS EXCESS SHARES WHICH WILL BE HELD IN TRUST BY THE EXCESS SHARE TRUSTEE FOR THE BENEFIT OF THE CHARITABLE BENEFICIARY.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	—as tenants in common	UNIF GIFT MIN ACT — Custodian (Minor)
TEN ENT	—as tenants by the entireties	under Uniform Gifts to Minors Act (State)
JT TEM	—as joint tenants with right of survivorship	UNIF TRF MIN ACT — Custodian (Minor)
	and not as tenants in common	under (State) Uniform Transfer to Minors Act
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, the undersigned hereby sells, assigns and transfers unto
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares on the books of the within-named Corporation will full power of substitution in the premises.
Dated,
In presence of

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE COMPANY, NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF 9.8% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY) OF THE NUMBER OR VALUE OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY (UNLESS SUCH PERSON IS AN EXISTING HOLDER). ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE FURNISHED TO EACH STOCKHOLDER ON REQUEST AND WITHOUT CHARGE. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS EXCESS SHARES WHICH WILL BE HELD IN TRUST BY THE EXCESS SHARE TRUSTEE FOR THE BENEFIT OF THE CHARITABLE BENEFICIARY.

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iStar Financial Inc. Series H Variable Rate Preferred Stock, Par Value $0.001